UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2011
(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices)           (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2011, the Compensation and Nominating Committee of the Board of Directors of MICROS Systems, Inc. (the “Company”) authorized the Company to enter into the First Amendment to the Employment Agreement between the Company and Jennifer Kurdle, its Executive Vice President, Chief Administrative Officer (the “First Amendment”).  The First Amendment defines the payment that may be due to Ms. Kurdle should her employment terminate following a change in control of the Company.  The foregoing summary of the change to Ms. Kurdle’s employment agreement is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached to this report as an Exhibit and incorporated herein by reference.

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

The registrant’s press release dated January 27, 2011, regarding its financial results for the three- and six-month periods ended December 31, 2010, is attached as Exhibit 99.1 to this Form 8-K.

Note:  The information in Item 2.02 of this Form 8-K, and Exhibit 99.1, attached, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer

Exhibit 10 – First Amendment to Kurdle Employment Agreement
Exhibit 99.1 – Press Release